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                                                                    EXHIBIT 25.1


                                    FORM T-1

                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                       STATEMENT OF ELIGIBILITY UNDER THE
                        TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
        OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)_____ [Not applicable]

                    TEXAS COMMERCE BANK NATIONAL ASSOCIATION
              (Exact name of trustee as specified in its charter)

                                 Not applicable
                         (Jurisdiction of incorporation
                  or organization if not a U.S. national bank)

                                   74-0800980
                      (I.R.S. Employer Identification No.)

      712 Main Street, Houston, Texas                                 77002
  (Address of principal executive offices)                          (Zip Code)

                      Jeffrey B. Reitman, 712 Main Street,
                       Houston, Texas 77002  713/216-5887
           (Name, address and telephone number of agent for service)

                              HarCor Energy, Inc.
              (Exact name of obligor as specified in its charter)


          Delaware                                              33-0234380
(State or other jurisdiction                                 (I.R.S. Employer
    of incorporation or                                     Identification No.)
       organization)


     Five Post Oak Park, 440 Post Oak
   Parkway, Suite 2220, Houston, Texas                                 77027
 (Address of principal executive offices)                           (Zip Code)


                 14 7/8% Series B Senior Secured Notes due 2002
                      (Title of the indenture securities)





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Item 1.    General Information.

           Furnish the following information as to the trustee:

           (a) Name and address of each examining or supervising authority to which it is subject.

                 Comptroller of the Currency, Washington, D.C.

                 Federal Deposit Insurance Corporation, Washington, D.C.

                 Board of Governors of The Federal Reserve System, Washington, D.C.

           (b)   Whether it is authorized to exercise corporate trust powers.

                 Yes.


Item 2.    Affiliations with the obligor.

           If the obligor is an affiliate of the trustee, describe each such affiliation.

                 As of August 11, 1995, the obligor is not an affiliate of the trustee.

                 (See Note on Page 7)


Item 3.    Voting securities of the trustee.

           Furnish the following information as to each class of voting securities of the trustee:


                 Not applicable by virtue of Form T-1 General Instruction B and response to Item 13.


Item 4.    Trusteeships under other indentures.

           If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:





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           (a)   Title of the securities outstanding under each such other
indenture.

                 Not applicable by virtue of Form T-1 General Instruction B and response to Item 13.

           (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

                 Not applicable by virtue of Form T-1 General Instruction B and response to Item 13.


Item 5. Interlocking directorates and similar relationships with the obligor or underwriters.

           If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

                 Not applicable by virtue of Form T-1 General Instruction B and response to Item 13.


Item 6. Voting securities of the trustee owned by the obligor or its officials.

           Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner and executive officer of the obligor:

                 Not applicable by virtue of Form T-1 General Instruction B and response to Item 13.

Item 7. Voting securities of the trustee owned by underwriters or their officials.

           Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner and executive officer of each such underwriter.

                 Not applicable by virtue of Form T-1 General Instruction B and response to Item 13.





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Item 8.    Securities of the obligor owned or held by the trustee.

           Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee.

                 Not applicable by virtue of Form T-1 General Instruction B and response to Item 13.


Item 9.    Securities of underwriters owned or held by the trustee.

           If the trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee.

                 Not applicable by virtue of Form T-1 General Instruction B and response to Item 13.


Item 10. Ownership or holdings by the trustee of voting securities of certain affiliates or security holders of the obligor.

           If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10 percent or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person:

                 Not applicable by virtue of Form T-1 General Instruction B and response to Item 13.


Item 11. Ownership or holdings by the trustee of any securities of a person owning 50 percent or more of the voting securities of the obligor.

           If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the trustee.

                 Not applicable by virtue of Form T-1 General Instruction B and response to Item 13.


Item 12.   Indebtedness of the obligor to the trustee.





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           Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:

                 Not applicable by virtue of Form T-1 General Instruction B and response to Item 13.

Item 13.   Defaults by the obligor.

           (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

                 As of August 11, 1995, there is not, nor has there been, a default with respect to the securities under this indenture. (See Note on Page 7)

           (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

                  As of August 11, 1995, there has not been a default under any such indenture or series. (See Note on Page 7)


Item 14.   Affiliations with the underwriters.

           If any underwriter is an affiliate of the trustee, describe each such affiliation.

                 Not applicable by virtue of Form T-1 General Instruction B and response to Item 13.

Item 15.   Foreign trustee.

           Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

                 Not applicable.


Item 16.   List of exhibits.

           List below all exhibits filed as a part of this statement of eligibility.





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
             *1      -     A copy of the articles of association of the trustee
                           as now in effect.
            **2      -     A copy of the certificate of authority of the trustee
                           to commence business.
           ***3      -     A copy of the authorization of the trustee to
                           exercise corporate trust powers.
             *4      -     A copy of the existing by-laws of the trustee.
              5      -     Not applicable.
          ****6      -     The consent of the trustee required by Section 321(b)
                           of the Act.
          ****7      -     A copy of the latest report of condition of the
                           trustee published pursuant to law or the requirements
                           of its supervising or examining authority.
              8      -     Not applicable.
              9      -     Not applicable.

- ----------------------------------------
               *     Incorporated by reference to the exhibit bearing the same
                     designation and previously filed by Texas Commerce Bank
                     National Association with Form T-1 with respect to the Form
                     S-4, File No. 33-90582.

               ** Incorporated by reference to the exhibit bearing the same designation and previously filed by Texas Commerce Bank
                     National Association with Form T-1 with respect to the Form
                     S-3, File No. 33-42814.

               *** Incorporated by reference to the exhibit bearing the same designation and previously filed by Texas Commerce Bank
                     National Association with Form T-1 with respect to the Form
                     S-11, File No. 33-25132.

               **** Incorporated by reference to the exhibit bearing the same designation and previously filed by Texas Commerce Bank
                     National Association with Form T-1 with respect to the Form
                     S-3, File No. 33-61223.





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                                      NOTE

           Inasmuch as this Form T-1 is filed prior to the ascertainment by the trustee of all facts on which to base responsive answers to Items 2 and 13, the answers to said Items are based on incomplete information. Such Items may, however, be considered as correct unless amended by an amendment to this Form T-1. In completing this Form T-1, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.


                                   SIGNATURE

           Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, Texas Commerce Bank National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Houston and State of Texas, on the 15th day of August, 1995.

                                                   TEXAS COMMERCE BANK
                                                   NATIONAL ASSOCIATION



                                                   By:/s/ LEAH FOSHEE
                                                      ------------------------
                                                      Leah Foshee
                                                      Assistant Vice President
                                                      and Trust Officer







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